Exhibit 99.1

REALNETWORKS ANNOUNCES SECOND QUARTER 2011 RESULTS

SEATTLE – July 28, 2011 –RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the second quarter ended June 30, 2011.

Quarterly Highlights:

•	Revenue of $83.8 million

•	Net loss of $(6.8) million or $(0.05) per share

•	Adjusted EBITDA of $2.2 million

•	Cash and short term investments of $327.9 million as of June 30, 2011

•	Board declares a special dividend of $1.00 per share and 1-for-4 reverse stock split

“While our overall financial results for the quarter were not up to our expectations, we delivered against several of our key milestones for the year, including the launch of Unifi with Vodafone-Germany, the relaunch of GameHouse.com and a successful update campaign for RealPlayer,” said Mike Lunsford, interim CEO of RealNetworks.

“As we continue with the strategic review of our business, we have determined that we have more cash than we anticipate needing for our future operations or strategic initiatives,” Mr. Lunsford continued. “Therefore, we are declaring a special dividend to shareholders of $1.00 per share.”

Second Quarter Results

For the second quarter of 2011, revenue was $83.8 million, a decrease of 6% compared with the second quarter of 2010 and a sequential decline of 4% from the first quarter. Foreign currency exchange rate fluctuations positively affected second quarter revenue by $2.9 million compared with the year-earlier quarter. Revenue trends in each of RealNetworks’ businesses in the second quarter of 2011 compared with the year-earlier quarter were: a 41% increase in Emerging Products revenue to $12.7 million, a 12% decrease in Core Products revenue to $45.7 million, and a 10% decrease in Games revenue to $25.3 million.

Net loss for the second quarter of 2011 was $(6.8) million, or $(0.05) per share, compared with a net loss of $(25.9) million, or $(0.19) per share, in the second quarter of 2010. Second quarter 2010 results included $11.9 million in restructuring charges and loss on excess office facilities. Adjusted EBITDA for the second quarter of 2011 was $2.2 million, compared with $604,000 for the second quarter of 2010. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

As of June 30, 2011, RealNetworks had $327.9 million in unrestricted cash, cash equivalents and short-term investments compared with $334.3 million at Dec. 31, 2010. In addition, RealNetworks had $47.7 million in restricted cash and equity investments, including its equity interest in the Rhapsody joint venture, at June 30, 2011.

Segment Operating Results

	2011	2011	2010	Sequential Change	Yr/Yr Change
	Q2	Q1	Q2
		(in thousands)
Revenue
Core Products	$45,735	$48,107	$51,742	-5%	-12%
Emerging Products	12,717	11,135	8,997	14%	41%
Games	25,300	28,059	28,145	-10%	-10%
Corporate	—	—	—

Total excluding Music	83,752	87,301	88,884	-4%	-6%
Music	—	—	—

Total	$83,752	$87,301	$88,884	-4%	-6%

Operating Income (loss)
Core Products	$7,208	$7,737	$11,149	-7%	-35%
Emerging Products	370	(296)	(2,009)	-225%	-118%
Games	2,049	2,711	85	-24%	2311%
Corporate	(14,411)	(15,818)	(30,919)	-9%	-53%

Total excluding Music	(4,784)	(5,666)	(21,694)	-16%	-78%
Music	—	—	—

Total	$(4,784)	$(5,666)	$(21,694)	-16%	-78%

Adjusted EBITDA
Core Products	$9,900	$10,260	$14,675	-4%	-33%
Emerging Products	707	(188)	(1,732)	-476%	-141%
Games	2,748	3,340	1,948	-18%	41%
Corporate	(11,133)	(5,870)	(14,287)	90%	-22%

Total excluding Music	2,222	7,542	604	-71%	268%
Music	—	—	—

Total	$2,222	$7,542	$604	-71%	268%

Business Outlook

For the third quarter of 2011, Real expects total revenue to be consistent with year-ago revenue and to increase sequentially. Real expects revenue in Emerging Products will increase year-over-year and be flat sequentially; revenue in Core Products will decline year-over-year and increase sequentially; and revenue in Games will decline year-over-year and sequentially. Real expects adjusted EBITDA for the third quarter to decline compared with the year-ago quarter and to increase sequentially.

For the full year, Real is not changing the guidance given in February. Real expects a small decline in 2011 revenue compared with 2010, excluding Music, due in part to the elimination or de-emphasis of products and services that generate low-profit or unprofitable revenue. Excluding the revenue from these products and services, Real expects 2011 revenue to be essentially flat compared with 2010, excluding Music. Real expects 2011 adjusted EBITDA and adjusted EBITDA margin to increase over 2010 due in large part to the restructuring, which has lowered the company’s overall cost structure.

Real’s outlook for the year anticipates seasonality in revenue and adjusted EBITDA, which typically declines from the fourth quarter to the first quarter, and increases through the year. Real has generated more than 70% of its annual adjusted EBITDA in the second half of the year in each of the past two years. Real expects to see similar seasonal patterns for both revenue and adjusted EBITDA in 2011.

The foregoing forward-looking statements reflect Real’s expectations as of July 28, 2011. It is not RealNetworks’ general practice to update these forward-looking statements until its next quarterly results announcement.

Dividend and Reverse Stock Split

In a separate release, RealNetworks also announced today that its Board of Directors declared a special dividend of $1.00 per share of its common stock, payable on Aug. 23, 2011, to holders of record as of the close of business Aug. 9, 2011. The cash dividend will total approximately $136.8 million.

The board also approved a one-for-four reverse stock split of RealNetworks common stock, which it expects to implement at the close of business on Aug. 30, 2011. The company expects to have approximately 34.2 million shares outstanding after the reverse split, compared with 136.8 million as of June 30, 2011.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the second quarter at 5:00 p.m. ET on July 28. The Webcast will be available at: http://investor.realnetworks.com

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5:00 p.m. ET / 2:00 p.m. PT

Dial in:

800-857-5305 Domestic

773-681-5857 International

Passcode: Second Quarter Earnings

Leader: Mike Lunsford

Telephonic replay will be available until 8 p.m. ET, August 11, 2011.

Replay dial in:

866-395-9179 Domestic

203-369-0503 International

For More Information:

Marj Charlier, RealNetworks, 206-892-6718 or mcharlier@real.com

Press Only:

Barbara Krause, Krause Taylor Associates, 408-981-2429 or barbara@krause-taylor.com

About RealNetworks:

RealNetworks creates innovative applications and services that make it easy to connect with and enjoy digital media. RealNetworks invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. RealNetworks’ corporate information is located at http://www.realnetworks.com/about-us

About Non-GAAP Financial Measures

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the second quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks’ plan to pay a special dividend, to effect a reverse stock split, and its current expectations for future revenue, adjusted EBITDA, adjusted EBITDA margin, seasonality of financial results and future growth and the assumptions relating to such statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: RealNetworks’ ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the introduction and growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks’ business, prospects, financial condition or results of operations; fluctuations in foreign currencies; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in RealNetworks’ effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on

Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Net revenue	$83,752	$88,884	$171,053	$217,484

Cost of revenue	30,666	29,149	62,732	78,308

Gross profit	53,086	59,735	108,321	139,176

Operating expenses:
Research and development	17,809	27,583	37,704	62,258
Sales and marketing	28,853	27,382	57,333	65,209
Advertising with related party (A)	—	—	—	1,065
General and administrative	10,874	14,590	16,496	29,511
Restructuring and other charges	508	4,792	7,412	10,407
Loss (gain) on excess office facilities	(174)	7,082	(174)	7,082

Total operating expenses	57,870	81,429	118,771	175,532

Operating income (loss)	(4,784)	(21,694)	(10,450)	(36,356)

Other income (expenses):
Interest income, net	311	551	690	931
Equity in net loss of Rhapsody and other equity method investments (B)	(1,018)	(5,427)	(4,299)	(5,427)
Loss on sale of equity investments, net	—	(50)	—	(50)
Gain on deconsolidation of Rhapsody	—	—	—	10,929
Other income (expense), net	(311)	994	(433)	1,093

Total other income (expense), net	(1,018)	(3,932)	(4,042)	7,476

Income (loss) before income taxes	(5,802)	(25,626)	(14,492)	(28,880)
Income tax (expense) benefit	(1,047)	(281)	(4,662)	3,291

Net income (loss)	(6,849)	(25,907)	(19,154)	(25,589)
Net loss attributable to the noncontrolling interest in Rhapsody (C)	—	—	—	2,910

Net income (loss) attributable to common shareholders	$(6,849)	$(25,907)	$(19,154)	$(22,679)

Basic net income (loss) per share available to common shareholders	$(0.05)	$(0.19)	$(0.14)	$(0.14)

Diluted net income (loss) per share available to common shareholders	$(0.05)	$(0.19)	$(0.14)	$(0.14)

Shares used to compute basic net income (loss) per share available to common shareholders	136,539	135,277	136,266	135,209
Shares used to compute diluted net income (loss) per share available to common shareholders	136,539	135,277	136,266	135,209

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010. See note (B) for more details regarding the restructuring and the related deconsolidation.
(B)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody and no longer having operating control. Since the restructuring was completed on the last day of the quarter ended March 31, 2010, our statement of operations for the first quarter of 2010 includes results from Rhapsody’s operations. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expenses)”.
(C)	Net loss attributable to the noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2011	December 31, 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$236,730	$236,018
Short-term investments	91,142	98,303
Trade accounts receivable, net	46,011	48,324
Deferred costs, current portion	9,882	9,173
Related party receivable - Rhapsody (A)	527	351
Prepaid expenses and other current assets	24,845	30,441

Total current assets	409,137	422,610

Equipment, software, and leasehold improvements, at cost:
Equipment and software	146,744	144,623
Leasehold improvements	25,454	25,367

Total equipment, software, and leasehold improvements	172,198	169,990
Less accumulated depreciation and amortization	131,193	126,619

Net equipment, software, and leasehold improvements	41,005	43,371

Restricted cash equivalents and investments	10,141	10,000
Equity method investments	11,397	15,486
Available for sale securities	26,150	27,541
Other assets	3,064	3,316
Deferred costs, non-current portion	16,443	18,401
Deferred tax assets, net, non-current portion	12,943	12,805
Other intangible assets, net	9,837	6,952
Goodwill	6,502	4,960

Total assets	$546,619	$565,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,194	$30,413
Accrued and other liabilities	82,199	85,702
Deferred revenue, current portion	18,010	19,036
Accrued loss on excess office facilities, current portion	1,391	1,144

Total current liabilities	123,794	136,295

Deferred revenue, non-current portion	88	460
Accrued loss on excess office facilities, non-current portion	2,430	3,380
Deferred rent	3,032	3,514
Deferred tax liabilities, net, non-current portion	2,015	1,049
Other long-term liabilities	11,231	7,999

Total liabilities	142,590	152,697

Shareholders’ equity	404,029	412,745

Total liabilities and shareholders’ equity	$546,619	$565,442

(A)	Related party receivable reflects amounts Rhapsody International, formed on March 31, 2010, owes RealNetworks.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Month Ended June 30,
	2011	2010
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(19,154)	$(25,589)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	8,116	13,973
Stock-based compensation	6,129	6,692
Loss (gain) on disposal of equipment, software, and leasehold improvements	85	(3)
Equity in net loss of Rhapsody and other equity method investments	4,299	5,427
Loss on sale of equity investment, net	—	50
Gain on deconsolidation of Rhapsody	—	(10,929)
Excess tax benefit from stock option exercises	(57)	(18)
Accrued restructuring and other charges	131	3,581
Accrued loss (gain) on excess office facilities	(174)	6,470
Deferred income taxes, net	(351)	(1,609)
Other	62	22
Net change in certain operating assets and liabilities, net of acquisitions, disposals, and deconsolidation of Rhapsody	(4,576)	(54,404)

Net cash used in operating activities	(5,490)	(56,337)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(3,134)	(9,507)
Purchases of short-term investments	(54,844)	(65,754)
Proceeds from sales and maturities of short-term investments	62,005	16,559
Payment of acquisition costs, net of cash acquired	(2,888)	—
Payment in connection with the restructuring of Rhapsody	—	(18,000)
Repayment of temporary funding on deconsolidation of Rhapsody	—	5,869
Decrease (increase) in restricted cash equivalents and investments, net	(141)	3,700

Net cash provided by (used in) investing activities	998	(67,133)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	1,610	1,272
Net proceeds from sales of interest in Rhapsody	—	1,213
Excess tax benefit from stock option exercises	57	18

Net cash provided by financing activities	1,667	2,503

Effect of exchange rate changes on cash and cash equivalents	3,537	92

Net increase (decrease) in cash and cash equivalents	712	(120,875)

Cash and cash equivalents, beginning of period	236,018	277,030

Cash and cash equivalents, end of period	$236,730	$156,155

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

	2011		2010
	Q2	Q1	Q4	Q3	Q2	Q1
				(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$45,735	$48,107	$58,030	$51,870	$51,742	$51,203
Emerging Products (B)	12,717	11,135	12,558	8,778	8,997	11,428
Games (C)	25,300	28,059	27,229	25,784	28,145	30,236

Total net revenue excluding music	83,752	87,301	97,817	86,432	88,884	92,867
Music (D)	—	—	—	—	—	35,733

Total net revenue including music	$83,752	$87,301	$97,817	$86,432	$88,884	$128,600

Core Products Revenue by Product:
SaaS (E)	$30,216	$30,526	$35,656	$31,885	$32,388	$33,614
Systems Integrations / Professional Services (F)	388	1,840	4,388	953	998	367
Technology Licensing (G)	6,508	6,425	7,632	7,473	7,736	7,910
Consumer Subscriptions (H)	8,623	9,316	10,354	11,559	10,620	9,312

Total Core Products net revenue	$45,735	$48,107	$58,030	$51,870	$51,742	$51,203

Net Revenue by Geography:
United States	$41,984	$44,469	$48,048	$46,874	$48,351	$84,550
Rest of world	41,768	42,832	49,769	39,558	40,533	44,050

Total net revenue	$83,752	$87,301	$97,817	$86,432	$88,884	$128,600

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (I)	775,000	775,000	700,000	700,000	675,000	650,000
SaaS subscribers (J)	34,550	35,900	36,700	37,500	37,600	37,950
Monthly SaaS ARPU (in cents) (K)	$0.18	$0.18	$0.20	$0.16	$0.16	$0.16
ICM delivered in billions (L)	157	151	136	134	128	120
Consumer subscribers(M)	475	500	550	600	600	575

Net Revenue by Line of Business:

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, and consumer subscriptions such as SuperPass and our international radio subscription services.
(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as the distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.
(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.
(D)	On March 31, 2010, we completed the restructuring of Rhapsody, which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody, and our loss of operating control over Rhapsody. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expense)”.

Core Products Revenue by Product:

(E)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.
(F)	Systems Integrations / Professional Services revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.
(G)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.
(H)	Consumer Subscriptions includes revenue from SuperPass, as well as our international radio subscription services.

Product Metrics:

(I)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.
(J)	SaaS subscribers include RBT, MOD and VOD services, measured at the end of the quarter.
(K)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.
(L)	ICM (Intercarrier message) represents the total number of messages delivered across our messaging platform during the quarter.
(M)	Consumer subscribers primarily includes our SuperPass and GamePass products. We repurchased our international radio subscription services from Rhapsody as part of the restructuring that occurred on March 31, 2010, and as a result, subscribers to our international radio services are included beginning in the quarter ended June 30, 2010.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2011		2010	2011	2010
	Q2	Q1	Q2	YTD	YTD
		(in thousands)
Core Products

Net revenue	$45,735	$48,107	$51,742	$93,842	$102,945
Cost of revenue	19,353	20,984	18,085	40,337	35,824

Gross profit	26,382	27,123	33,657	53,505	67,121

Gross margin	58%	56%	65%	57%	65%

Operating expenses	19,174	19,386	22,508	38,560	46,594

Operating income (loss)	$7,208	$7,737	$11,149	$14,945	$20,527

Adjusted EBITDA	$9,900	$10,260	$14,675	$20,160	$27,474

Emerging Products

Net revenue	$12,717	$11,135	$8,997	$23,852	$20,425
Cost of revenue	2,978	1,540	3,404	4,518	4,868

Gross profit	9,739	9,595	5,593	19,334	15,557

Gross margin	77%	86%	62%	81%	76%

Operating expenses	9,369	9,891	7,602	19,260	14,635

Operating income (loss)	$370	$(296)	$(2,009)	$74	$922

Adjusted EBITDA	$707	$(188)	$(1,732)	$519	$1,277

Games

Net revenue	$25,300	$28,059	$28,145	$53,359	$58,381
Cost of revenue	8,040	8,534	7,228	16,574	14,931

Gross profit	17,260	19,525	20,917	36,785	43,450

Gross margin	68%	70%	74%	69%	74%

Operating expenses	15,211	16,814	20,832	32,025	43,603

Operating income (loss)	$2,049	$2,711	$85	$4,760	$(153)

Adjusted EBITDA	$2,748	$3,340	$1,948	$6,088	$3,633

Music

Net revenue	$—	$—	$—	$—	$35,733
Cost of revenue	—	—	—	—	21,864

Gross profit	—	—	—	—	13,869

Gross margin	N/A	N/A	N/A	N/A	39%

Operating expenses	—	—	—	—	13,911

Operating income (loss)	$—	$—	$—	$—	$(42)

Adjusted EBITDA	$—	$—	$—	$—	$4,214

Corporate

Net revenue	$—	$—	$—	$—	$—
Cost of revenue	295	1,008	432	1,303	821

Gross profit	(295)	(1,008)	(432)	(1,303)	(821)

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	14,116	14,810	30,487	28,926	56,789

Operating income (loss)	$(14,411)	$(15,818)	$(30,919)	$(30,229)	$(57,610)

Adjusted EBITDA	$(11,133)	$(5,870)	$(14,287)	$(17,003)	$(30,269)

Total

Net revenue	$83,752	$87,301	$88,884	$171,053	$217,484
Cost of revenue	30,666	32,066	29,149	62,732	78,308

Gross profit	53,086	55,235	59,735	108,321	139,176

Gross margin	63%	63%	67%	63%	64%

Operating expenses	57,870	60,901	81,429	118,771	175,532

Operating income (loss)	$(4,784)	$(5,666)	$(21,694)	$(10,450)	$(36,356)

Adjusted EBITDA	$2,222	$7,542	$604	$9,764	$6,329

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2011		2010	2011	2010
	Q2	Q1	Q2	YTD	YTD
		(in thousands)
Core Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$7,208	$7,737	$11,149	$14,945	$20,527
Acquisitions related intangible asset amortization	710	474	1,106	1,184	2,227
Depreciation and amortization	1,982	2,049	2,420	4,031	4,720
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$9,900	$10,260	$14,675	$20,160	$27,474

Emerging Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$370	$(296)	$(2,009)	$74	$922
Acquisitions related intangible asset amortization	53	—	—	53	—
Depreciation and amortization	284	108	277	392	355
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$707	$(188)	$(1,732)	$519	$1,277

Games

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$2,049	$2,711	$85	$4,760	$(153)
Acquisitions related intangible asset amortization	256	254	61	510	121
Depreciation and amortization	443	375	1,802	818	3,665
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$2,748	$3,340	$1,948	$6,088	$3,633

Music

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$—	$—	$—	$—	$(42)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	—	—	2,910
Acquisitions related intangible asset amortization (A)	—	—	—	—	58
Depreciation and amortization (A)	—	—	—	—	690
Pro forma gain on sale of interest in Rhapsody America	—	—	—	—	598
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$—	$—	$—	$—	$4,214

Corporate

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$(14,411)	$(15,818)	$(30,919)	$(30,229)	$(57,610)
Other income (expense), net	(311)	(122)	994	(433)	1,093
Depreciation and amortization	569	559	993	1,128	2,067
Restructuring and other charges	508	6,904	4,792	7,412	10,407
Stock-based compensation	2,686	2,607	2,771	5,293	6,692
Loss on excess office facilities	(174)	—	7,082	(174)	7,082

Adjusted EBITDA	$(11,133)	$(5,870)	$(14,287)	$(17,003)	$(30,269)

Total

Reconciliation of GAAP operating income (loss) to adjusted EBITDA:

Operating income (loss)	$(4,784)	$(5,666)	$(21,694)	$(10,450)	$(36,356)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	—	—	2,910
Other income (expense), net	(311)	(122)	994	(433)	1,093
Acquisitions related intangible asset amortization (A)	1,019	728	1,167	1,747	2,406
Depreciation and amortization (A)	3,278	3,091	5,492	6,369	11,497
Impairment of goodwill	—	—	—	—	—
Loss on excess office facilities	(174)	—	7,082	(174)	7,082
Pro forma gain on sale of interest in Rhapsody America	—	—	—	—	598
Restructuring and other charges	508	6,904	4,792	7,412	10,407
Stock-based compensation	2,686	2,607	2,771	5,293	6,692

Adjusted EBITDA	$2,222	$7,542	$604	$9,764	$6,329

(A)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries

Earnings Per Share Reconciliation

(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$(6,849)	$(25,907)	$(19,154)	$(22,679)
Less termination of MTVN’s preferred return in Rhapsody	—	—	—	3,700

Net income (loss) available to common shareholders	$(6,849)	$(25,907)	$(19,154)	$(18,979)

Shares used to compute basic net income (loss) per share available to common shareholders	136,539	135,277	136,266	135,209
Dilutive stock options and restricted stock	—	—	—	—

Shares used to compute diluted net income (loss) per share available to common shareholders	136,539	135,277	136,266	135,209

Basic net income (loss) per share available to common shareholders	$(0.05)	$(0.19)	$(0.14)	$(0.14)
Diluted net income (loss) per share available to common shareholders	$(0.05)	$(0.19)	$(0.14)	$(0.14)